As filed with the Securities and Exchange Commission on October 23, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware		75-3095469
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
5505 Blue Lagoon Drive
Miami, Florida 33126
(Address including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

BURGER KING HOLDINGS, INC. EQUITY INCENTIVE PLAN
BURGER KING HOLDINGS, INC. 2006 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Anne Chwat, Esq.
General Counsel
Burger King Holdings, Inc.
5505 Blue Lagoon Drive
Miami, Florida 33126

(305) 378-3000

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Jeffrey Small, Esq. Deanna Kirkpatrick, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 212-450-4000

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share	8,393,172 (2)	$16.49 (2)	$138,403,406.28 (2)	$14,809.16 (2)
Common Stock, par value $0.01 per share	8,882,467 (3)	$ 8.66 (3)	$ 76,922,164.22 (3)	$ 8,230.67 (3)

TOTALS:	17,275,639			$23,039.83

(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “1933 Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered under the Burger King Holdings, Inc. Equity Incentive Plan and the Burger King Holdings, Inc. 2006 Omnibus Incentive Plan (collectively, the “Plans”) hereby on the New York Stock Exchange LLC on October 16, 2006.

(3)	Estimated pursuant to Rule 457(h) under the 1933 Act, solely for the purpose of calculating the registration fee of stock options and restricted share units granted and outstanding under the Plans, based on a weighted average exercise price or weighted average grant date fair market value, as applicable, of $8.66.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the 1933 Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the “Commission”) by Burger King Holdings, Inc. (the “Company” or the “Registrant”) pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated herein by reference.

     (1) The Company’s Annual Report on Form 10-K (Registration No. 001-32875) for the fiscal year ended on June 30, 2006.

     (2) All reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act subsequent to the filing of the form referred to in (a) above.

     (3) The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on May 9, 2006 (Registration Statement 001-32875), including any amendments or supplements thereto.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s Certificate of Incorporation provides for indemnification by the Company of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the Delaware General Corporation Law.

     The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to any indemnification provision contained in the Company’s Certificate of Incorporation or otherwise as a matter of law.

     The form of underwriting agreement filed as Exhibit 1.1 to the Company’s 1933 Act Registration Statement on Form S-1/A (Registration No. 333-131897) filed with the Commission on April 24, 2006 provides for indemnification of directors and certain officers of the Company by the underwriters against certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

4.1	Amended and Restated Certificate of Incorporation of Burger King Holdings, Inc. (incorporated by reference to Exhibit 3.1 of Form 10-K filed on August 31, 2006 (Commission File No. 001-32875)).*

4.2	Amended and Restated Bylaws of Burger King Holdings, Inc. (incorporated by reference to Exhibit 3.2 of Form 10-K filed on August 31, 2006 (Commission File No. 001-32875)).*

5	Opinion of Davis Polk & Wardwell.

23.1	Consent of KPMG LLP.

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).

24	Powers of attorney (included on the signature pages hereof).

99.1	Burger King Holdings, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.10 of Form S-1/A filed on May 16, 2006 (Commission File No. 333-131897)).*

99.2	Burger King Holdings, Inc. 2006 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.11 of Form S-1/A filed on April 24, 2006 (Commission File No. 333-131897)).*

____________________
* Incorporated by reference.

ITEM 9. REQUIRED UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the 1933 Act to any purchaser:

     (i) If the Registrant is relying on Rule 430B:

     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities:

     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 20th day of October, 2006.

Burger King Holdings, Inc.

By:	/s/ John W. Chidsey

Name:	John W. Chidsey
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John W. Chidsey his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement (including any post-effective amendments and any registration statements under Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Chidsey	Chief Executive Officer and Director	October 20, 2006
(principal executive officer)
John W. Chidsey

/s/ Ben K. Wells	Chief Financial Officer and Treasurer	October 20, 2006
(principal financial officer)
Ben K. Wells

/s/ Christopher M. Anderson	Vice President and Controller	October 20, 2006
(principal accounting officer)
Christopher M. Anderson

Non-Executive Chairman

Brian Thomas Swette

/s/ Andrew B. Balson	Director	October 20, 2006

Andrew B. Balson

Director

David Bonderman

/s/ Richard W. Boyce	Director	October 17, 2006

Richard W. Boyce

/s/ David A. Brandon	Director	October 20, 2006

David A. Brandon

Director

Armando Codina

Director

Peter Raemin Formanek

Director

Manny Garcia

Signature	Title	Date

/s/ Adrian Jones	Director	October 20, 2006

Adrian Jones

/s/ Sanjeev K. Mehra	Director	October 20, 2006

Sanjeev K. Mehra

/s/ Stephen Pagliuca	Director	October 20, 2006

Stephen Pagliuca

/s/ Kneeland C. Youngblood	Director	October 20, 2006

Kneeland C. Youngblood

EXHIBIT INDEX

ITEM 8. EXHIBITS

4.1	Amended and Restated Certificate of Incorporation of Burger King Holdings, Inc. (incorporated by reference to Exhibit 3.1 of Form 10-K filed on August 31, 2006 (Commission File No. 001-32875)).*

4.2	Amended and Restated Bylaws of Burger King Holdings, Inc. (incorporated by reference to Exhibit 3.2 of Form 10-K filed on August 31, 2006 (Commission File No. 001-32875)).*

5	Opinion of Davis Polk & Wardwell.

23.1	Consent of KPMG LLP.

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).

24	Powers of attorney (included on the signature pages hereof).

99.1	Burger King Holdings, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.10 of Form S-1/A filed on May 16, 2006 (Commission File No. 333-131897)).*

99.2	Burger King Holdings, Inc. 2006 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.11 of Form S-1/A filed on April 24, 2006 (Commission File No. 333-131897)).*

__________________________
*Incorporated by reference.